UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2013

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Masonite International Corporation
(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013 the Board of Directors (the “Board”) of Masonite International Corporation (the “Company”) elected Rick J. Mills to the Board, effective immediately. The Board increased its size from seven to eight members and elected Mr. Mills to fill the resulting vacancy. Mr. Mills was also appointed to the Board's Audit Committee on the same date, replacing Robert J. Byrne, who resigned as a member of the Board's Audit Committee.

Prior to his retirement in 2008, Mr. Mills served as the Corporate Vice-President and President of the Components Group of Cummins, Inc. (“Cummins”), from 2005 to 2008. Prior thereto, Mr. Mills served as Vice-President and Group President of Filtration from 2000 to 2005 and as Corporate Controller from 1996 to 2000, both at Cummins. Mr. Mills spent over 37 years with Cummins, serving in a variety of financial roles before being named Vice President and General Manager of Atlas Inc. (“Atlas”), a former Cummins business that manufactured engine components, in 1988. He went on to serve as President of Atlas from 1990 to 1993 and then as Vice President of the Pacific Rim and Latin America operations for Cummins Filtration (formerly Fleetguard Inc.) before being named Corporate Controller in 1996. From 1976 to 1977, prior to rejoining Cummins, Mr. Mills worked in the financial department at General Motors Pontiac Motor Division. Prior to that time, Mr. Mills served in a variety of roles at Cummins. Mr. Mills currently serves as director of Flowserve Corporation and Commercial Metals Company.

Mr. Mills will participate in the Company's non-employee director compensation program, which consists of equity and cash compensation, as described on page 105 of the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2013 (the “Registration Statement”). In addition, Mr. Mills entered into the Company's standard indemnification agreement, as described on page 114 of the Registration Statement, and the form of which agreement is filed as Exhibit 10.6 to the Registration Statement.

There are no arrangements or understandings between Mr. Mills and any other persons pursuant to which Mr. Mills was selected as a director of the Company. Mr. Mills has no direct or indirect material interest in any transaction or currently proposed transaction in which the Company is a participant that is required to be reported under Item 404(a) of Regulation S-K. The Board has determined that Mr. Mills qualifies as independent under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange, including the heightened standards applicable to members of the Audit Committee, and the Company’s Corporate Governance Guidelines.

On September 30, 2013, the Company issued a press release announcing the appointment of Mr. Mills to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated September 30, 2013, issued by Masonite International Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	October 1, 2013	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary